UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

THIRD COAST BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41028	46-2135597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20202 Highway 59 North Suite 190
Humble, Texas		77338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 446-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	TCBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2025, Third Coast Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.
The shareholders of the Company elected the individuals listed below to serve on the Company’s board of directors in the classes indicated below, with the Class C directors serving until the Company’s 2028 annual meeting of shareholders, the Class A director serving until the Company’s 2026 annual meeting of shareholders, and the Class B director serving until the Company’s 2027 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal, by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
Class C Directors
Martin Basaldua	4,697,331	3,721,261	29,644	1,735,440
David Phelps	7,464,110	971,864	12,262	1,735,440
Reagan Swinbank	7,122,011	1,307,920	18,305	1,735,440
Greg Bonnen	7,029,489	1,405,051	13,696	1,735,440
Class A Director
Mary Stich	7,327,380	1,104,145	16,711	1,735,440
Class B Director
Lynn Eisenhart	7,466,969	964,556	16,711	1,735,440
2.
The shareholders of the Company ratified the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
8,962,200	1,220,976	500	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD COAST BANCSHARES, INC.

Date:	May 23, 2025	By:	/s/ R. John McWhorter
R. John McWhorter Chief Financial Officer